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                                                                   Exhibit 1.1
                                                                EXECUTION COPY





                      HOUSEHOLD AUTOMOTIVE TRUST 2002-2

                       $255,000,000 1.77% Class A-1 Notes
                       $345,000,000 2.15% Class A-2 Notes
                       $313,000,000 2.85% Class A-3 Notes
              $287,000,000 1-Month LIBOR + 0.30% Class A-4 Notes


                             UNDERWRITING AGREEMENT

Deutsche Bank Securities Inc.,
   As Representative of the Underwriters
31 West 52nd Street
New York, New York  10019

                                                August 21, 2002

Dear Sirs:

            Household Finance Corporation, a corporation organized and existing under the laws of Delaware, individually ("HFC") and as Master Servicer (the "MASTER SERVICER"), Household Auto Receivables Corporation, a corporation organized and existing under the laws of Nevada and a wholly owned subsidiary of HFC, individually ("HARC") and as Seller (the "SELLER"), Household Automotive Finance Corporation, a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of HFC ("HAFC"), Household Automotive Credit Corporation, a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of HAFC ("HACC"), and Household Bank f.s.b., a federal savings bank ("HOUSEHOLD BANK"), agree with you as follows:

            Section 1. ISSUANCE AND SALE OF SERIES 2002-2 NOTES. The Seller has authorized the issuance and sale of $255,000,000 1.77% Class A-1 Notes, $345,000,000 2.15% Class A-2 Notes, $313,000,000 2.85% Class A-3 Notes and
$287,000,000 1-Month LIBOR + 0.30% Floating Rate Class A-4 Notes (collectively, the "SERIES 2002-2 NOTES"). The Series 2002-2 Notes are to be issued by Household Automotive Trust 2002-2 (the "TRUST") pursuant to an Indenture (the "INDENTURE"), dated as of August 8, 2002, between the Trust and JPMorgan Chase Bank, a New York banking corporation, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by a Series Supplement (the "SERIES SUPPLEMENT"), dated as of August 8, 2002, by and among the Master Servicer, the Trust, the Seller, the Indenture Trustee, U.S. Bank National Association, a national banking association, as Owner Trustee (the "OWNER TRUSTEE") and U.S. Bank Trust National Association, a national banking association with its principal place of business in Delaware, as Delaware Trustee (the "DELAWARE TRUSTEE"). In addition to the Series 2002-2 Notes, the Trust will also issue the Series 2002-2 Certificates (the "SERIES 2002-2 CERTIFICATES") pursuant to a Trust Agreement, dated as of August 8, 2002, among the Seller, the Owner Trustee and the Delaware Trustee, as amended and restated by an Amended and Restated

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Trust Agreement (the "TRUST AGREEMENT"), dated as of August 8, 2002, and as supplemented by the Series Supplement. The Series 2002-2 Notes and the Series 2002-2 Certificates are referred to herein collectively as the "SECURITIES." The assets of the Trust will include a pool of non-prime retail installment sales contracts secured by new or used automobiles, light duty trucks and vans (the "RECEIVABLES") and certain monies due thereunder after the close of business on July 31, 2002 (the "CUT-OFF DATE").

            The Series 2002-2 Notes will have the benefit of a note guaranty insurance policy (the "NOTE INSURANCE POLICY"), issued by Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation (the "NOTE INSURER").

            In connection with the issuance of the Note Insurance Policy, (i) the Note Insurer, the Trust, HFC, HAFC, HACC, Household Bank and the Seller will execute and deliver an Insurance and Indemnity Agreement dated as of August 28, 2002 (the "INSURANCE AGREEMENT"), and (ii) the Note Insurer and the Representative will execute and deliver an Indemnification Agreement dated as of August 28, 2002 (the "INDEMNIFICATION AGREEMENT").

            As used herein, the term "SELLER AGREEMENTS" means the Master Sale and Servicing Agreement dated as of August 8, 2002 among the Trust, the Seller, the Master Servicer and the Indenture Trustee (the "MASTER SALE AND SERVICING AGREEMENT"), the Insurance Agreement, the Master Receivables Purchase Agreement dated as of December 18, 2001, between the Seller and HAFC (the "HAFC RECEIVABLES PURCHASE AGREEMENT"), the Master Receivables Purchase Agreement dated as of June 24, 2002, between the Seller and HACC and the Master Receivables Purchase Agreement dated as of August 8, 2002, between the Seller and HACC (the "HACC RECEIVABLES PURCHASE AGREEMENTS") and the Master Receivables Purchase Agreement dated as of December 18, 2001, as amended and restated as of March 15, 2002, among the Master Servicer, the Seller and Household Bank (the "Household Bank Receivables Purchase Agreement", and together with the HAFC Receivables Purchase Agreement and the HACC Receivables Purchase Agreement, the "MASTER RECEIVABLES PURCHASE AGREEMENTS"), the Trust Agreement and this Underwriting Agreement (this "AGREEMENT"); the term "HAFC AGREEMENTS" means the HAFC Receivables Purchase Agreement and this Agreement; the term "HACC AGREEMENTS" means the HACC Receivables Purchase Agreement and this Agreement; the term "HFC AGREEMENTS" means the Master Sale and Servicing Agreement, the Insurance Agreement, the Indenture and this Agreement.

            HFC, the Seller, HAFC, HACC and Household Bank are direct or indirect subsidiaries of Household International, Inc. ("HOUSEHOLD"). HFC, the Seller, HAFC, HACC and Household Bank are collectively referred to herein as the "HOUSEHOLD ENTITIES").

            The Series 2002-2 Notes are being purchased by the Underwriters named in Schedule 1 hereto, and the Underwriters are purchasing, severally, only the Series 2002-2 Notes set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with
Section 10 of this Agreement. Deutsche Bank Securities Inc. is acting as representative of the Underwriters and, in such capacity, is hereinafter referred to as the "REPRESENTATIVE."

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            The offering of the Series 2002-2 Notes will be made by the
Underwriters, and the Household Entities understand that the Underwriters propose to make a public offering of the Series 2002-2 Notes for settlement on August 28, 2002.

            None of the Series 2002-2 Certificates are being purchased by the Underwriters hereby.

            Defined terms used herein and not otherwise defined shall have their respective meanings as set forth in Section 2.01 of the Series Supplement.

            Section 2.        REPRESENTATIONS AND WARRANTIES.

            A. HAFC, HACC, Household Bank, where applicable, and the Seller, individually, represent and warrant to, and agree with, the Underwriters as set forth in this Section 2(A). Certain terms used in this Section 2(A) are defined in the second paragraph of subsection 2(A)(i) below.

                        (i) A Registration Statement on Form S-3 (No. 333-58404)
            has (a) been prepared by the Seller on such form in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the rules and regulations (the "RULES AND REGULATIONS") of the United States Securities and Exchange Commission (the "COMMISSION") thereunder, (b) been filed with the Commission and (c) been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened, by the Commission. Copies of such Registration Statement have been delivered by the Seller to the Underwriters. There are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            As used herein, the term "EFFECTIVE DATE" means the date on and time at which the Registration Statement became effective, or the date on and the time at which the most recent post-effective amendment to such Registration Statement, if any, was declared effective by the Commission. The term "REGISTRATION STATEMENT" means (i) the registration statement referred to in the preceding paragraph, including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Series 2002-2 Notes. The term "BASE PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS SUPPLEMENT" means the prospectus supplement dated the date hereof, specifically relating to the Series 2002-2 Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations. The term "PROSPECTUS" means, together, the Base Prospectus and the Prospectus Supplement.

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            All references in this Agreement to financial statements and schedules and other information which is "contained," included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                        (ii) On the Effective Date and on the Closing Date,
            assuming compliance by each Underwriter with Sections 3(a), 3(b) and 3(c) hereof on the Closing Date, the Registration Statement, including documents incorporated or deemed to be incorporated by reference in the Registration Statement, did or will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations thereunder, and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus or any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is filed pursuant to Rule 424(b) or on the Closing Date, will include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that HAFC, HACC, Household Bank and the Seller make no representations or warranties as to (a) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to HAFC, HACC, Household Bank or the Seller by the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus, (b) information in any Derived Information (as defined in Section 3(e)) provided by the Underwriters except to the extent that the information set forth therein is "Seller-Provided Information" (as defined in Section 3(e)) and (c) the information under the captions "Summary-The Insurer", "Summary-Insurance Policy", and "Description of the Notes - The Note Guaranty Insurance Policy and the Insurer" in the Prospectus Supplement (the "INSURER INFORMATION").

                        (iii) Each of HAFC, HACC and the Seller is a
            corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. Household Bank is a federal savings bank duly organized and existing under the federal laws of the United States and is duly qualified to do business and is in good standing as a federal savings bank. Each of HAFC, HACC, Household Bank and the Seller has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation or federal savings bank, as applicable, to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to have such requisite power and

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            authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HAFC, HACC, Household Bank or the Seller.

                        (iv) Neither HAFC, HACC, Household Bank nor the Seller
            is in violation of its certificate of incorporation or charter, as applicable, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of HAFC, HACC, Household Bank or the Seller, as the case may be, is subject, except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (v) The execution, delivery and performance by the
            Seller of each Seller Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or, other than as contemplated in the Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it may be bound, or to which any of the property or assets of the Seller is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Seller or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (vi) The execution, delivery and performance by HAFC of
            each HAFC Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Registration Statement, assets of HAFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HAFC is a party or by which it may be bound, or to which any of the property or assets of HAFC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HAFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (vii) The execution, delivery and performance by HACC of
            each HACC Agreement has been duly and validly authorized by all necessary action or

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            proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Registration Statement, assets of HACC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HACC is a party or by which it may be bound, or to which any of the property or assets of HACC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HACC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (viii) The execution, delivery and performance by
            Household Bank of the Household Bank Receivables Purchase Agreement has been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Registration Statement, assets of Household Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Household Bank is a party or by which it may be bound, or to which any of the property or assets of Household Bank is subject, nor will such action result in any violation of the provisions of the charter or by-laws of Household Bank or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (ix) Each Seller Agreement has been, or when executed
            and delivered, will have been, duly executed and delivered by the Seller; and each Seller Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against the Seller in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

                        (x) Each HAFC Agreement has been, or, when executed and
            delivered, will have been duly executed and delivered by HAFC; and each HAFC Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HAFC in accordance with their respective terms, subject as to the enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to

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            rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

                        (xi) Each HACC Agreement has been, or, when executed and
            delivered, will have been duly executed and delivered by HACC; and each HACC Agreement constitutes, or, when executed and delivered, will constitute, a legal, valid and binding instrument enforceable against HACC in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

                        (xii) The Household Bank Receivables Purchase Agreement
            has been, or, when executed and delivered, will have been duly executed and delivered by Household Bank; and the Household Bank Receivables Purchase Agreement constitutes, or, when executed and delivered, will constitute, a legal, valid and binding instrument enforceable against Household Bank in accordance with its terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations from time to time in effect, or as limited by the powers of the Federal Deposit Insurance Corporation in its capacity as receiver or conservator under the Federal Deposit Insurance Company Act of 1950, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

                        (xiii) HAFC, HACC and Household Bank have each
            authorized the conveyance of the respective Receivables to be conveyed by such Person to the Seller; the Seller has authorized the conveyance of the Receivables to the Trust; and the Seller has directed the Trust to issue and sell the Securities.

                        (xiv) Each of HAFC, HACC, Household Bank and the Seller
            is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Related Documents. The Seller has no indebtedness to any Person other than pursuant to this Agreement and other than pursuant to transactions in which the Seller transfers assets to a trust which issues securities. Each of the Issuer, HAFC, HACC, Household Bank and the Seller, after giving effect to the transactions contemplated by this Agreement and the other Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

                        (xv) Any taxes, fees and other governmental charges in
            connection with the execution, delivery and performance of any Seller

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            Agreement, the Indenture and the Securities shall have been paid or will be paid by the Seller at or prior to the Closing Date.

                        (xvi) The Series 2002-2 Notes have been duly and validly
            authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

                        (xvii) There are no legal or governmental proceedings
            pending, or to the knowledge of HAFC, HACC, Household Bank or the Seller threatened, to which HAFC, HACC, Household Bank or the Seller is a party or of which any property of any of them is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect upon the consummation of this Agreement.

                        (xviii) KPMG LLP is an independent public accountant
            with respect to HAFC, HACC and the Seller as required by the Act and the Rules and Regulations.

                        (xix) No consent, approval, authorization, order,
            registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Series 2002-2 Notes, or the consummation by HAFC, HACC, Household Bank or the Seller of the other transactions contemplated by this Agreement, the Master Receivables Purchase Agreements, the Master Sale and Servicing Agreement, the Trust Agreement or the Indenture, except for (A) the registration under the Act of the Series 2002-2 Notes, (B) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Series 2002-2 Notes and the subsequent distribution of the Series 2002-2 Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HAFC and its subsidiaries taken as a whole or the Seller or the transactions contemplated by such agreements.

                        (xx) (a) Seller has the power and authority to sell the
            Receivables to the Trust, and (b) following the conveyance of the Receivables to the Trust pursuant to the Master Sale and Servicing Agreement, the Trust will own the Receivables free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "LIENS") other than Liens created by the Master Sale and Servicing Agreement.

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                        (xxi) As of the Cut-Off Date, each of the Receivables
            will meet the eligibility criteria described in the Prospectus.

                        (xxii) None of HAFC, HACC, Household Bank or the Seller
            will conduct their operations while any of the Securities are outstanding in a manner that would require the Seller or the Trust to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT"), as in effect on the date hereof.

                        (xxiii) Each of HAFC, HACC, Household Bank and the
            Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and none of HAFC, HACC, Household Bank or the Seller has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

                        (xxiv) At the Closing Date, each of the representations
            and warranties of HAFC set forth in the HAFC Agreements, of HACC set forth in the HACC Agreements, of Household Bank set forth in the Household Bank Receivables Purchase Agreement or of the Seller set forth in the Seller Agreements will be true and correct in all material respects.

                        (xxv) Since the respective dates as of which information
            is given in the Prospectus, (x) there has not been any material adverse change in or affecting the general affairs, business, management, financial condition, stockholder's equity, results of operations, regulatory situation or business prospects of HAFC and
            (y) HAFC has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to HAFC that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Series 2002-2 Notes, otherwise than as set forth or contemplated in the Prospectus.

            B. HFC represents, warrants and agrees with the Underwriters, that:

                        (i) HFC is a corporation duly organized and validly
            existing and in good standing under the laws of its jurisdiction of incorporation. HFC has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole.

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                        (ii) HFC is not in violation of its certificate of
            incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (iii) The execution, delivery and performance by HFC of
            the HFC Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of HFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (iv) Each HFC Agreement has been, or, when executed and
            delivered, will have been, duly executed and delivered by HFC; and each HFC Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HFC in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement to limitations of public policy under applicable securities laws.

                        (v) HFC will, upon request by any Underwriter, provide
            to such Underwriter complete and correct copies of all reports filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during 1998, 1999, 2000, 2001 and 2002. Except as set forth in or contemplated in such reports, there has been no material adverse change in the consolidated financial condition of HFC and its subsidiaries taken as a whole.

                        (vi) There are no legal or governmental proceedings
            pending, or to the knowledge of HFC threatened, to which HFC is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of HFC and its subsidiaries taken as a whole or which would have a material adverse effect upon the consummation of this Agreement.

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                        (vii) No consent, approval, authorization, order,
            registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HFC of the transactions contemplated by the HFC Agreements, except for (A) the registration under the Act of the Series 2002-2 Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Series 2002-2 Notes and the subsequent distribution of the Series 2002-2 Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

                        (viii) KPMG LLP is an independent public accountant with
            respect to HFC as required by the Act and the Rules and Regulations.

            Section 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each Underwriter severally, and not jointly, represents and warrants to, and agrees with the other Underwriters, HAFC, HACC, Household Bank, the Seller and HFC that:

            (a) As of the date hereof and as of the Closing Date that such Underwriter has complied and will comply with all of its obligations arising hereunder and in accordance with the Act, the Exchange Act, and the Rules and Regulations and, with respect to the Derived Information provided by such Underwriter, such Derived Information is accurate in all material respects (taking into account the assumptions explicitly set forth in the Derived Information, except for any errors therein attributable to errors or mistakes in the Seller-Provided Information). The Derived Information provided by such Underwriter to the Seller constitutes a complete set of all Derived Information required to be filed with the Commission pursuant to the No-Action Letters.

            (b) Such Underwriter shall provide the Seller no later than one Business Day after any Collateral Term Sheet is delivered to a prospective investor, or in the case of any Structural Term Sheets and Computational Materials no later than one Business Day before the date on which the Prospectus is required to be filed pursuant to Rule 424, all such Derived Information delivered to a prospective investor by it during the period commencing on the Effective Date and ending on the date the Prospectus is filed with the Commission. Such Underwriter shall deliver to the Seller a hard copy and, in a mutually agreed upon format, a disk or electronic transmission of such Derived Information.

            (c) Assuming the accuracy of the Seller-Provider Information used in the preparation of Derived Information, the Derived Information delivered by such Underwriter, as of the date thereof, is accurate in all material respects, taking into account the assumptions set forth in such Derived Information, but without making any representations as to the appropriateness of such assumptions.

            (d) Each Underwriter acknowledges that none of HAFC, HACC, Household Bank, the Seller or HFC will be deemed to have breached any representation and warranty or to have failed to satisfy any other agreement contained herein, to the extent any such breach or failure on the part of such party resulted solely from an Underwriter's breach of the representation and warranty set forth in subsection (a), (b) or (c) above.

            (e) For purposes of this Agreement, "DERIVED INFORMATION" means the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters). The terms "COLLATERAL TERM SHEET" and "STRUCTURAL TERM SHEET" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA LETTER") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission staff's response thereto, were publicly available February 17, 1995), and with respect to "Collateral Term Sheet" includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "COMPUTATIONAL MATERIALS" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "NO-ACTION LETTERS") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission staff's response thereto, were publicly available May 20, 1994). "SELLER-PROVIDED INFORMATION" means the information contained on any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Issuer.

            Section 4. PURCHASE AND SALE. The Underwriters' commitment to purchase the Series 2002-2 Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Household Entities herein contained and shall be subject to the terms and conditions herein set forth. The Seller agrees to instruct the Trust to issue the Series 2002-2 Notes to the Underwriters, and the Underwriters agree to purchase the Series 2002-2 Notes on the date of issuance thereof. The purchase prices for the Series 2002-2 Notes shall be as set forth on Schedule 1 hereto.

            Section 5. DELIVERY AND PAYMENT. Payment of the purchase price for, and delivery of, any Series 2002-2 Notes to be purchased by the Underwriters shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place as shall be agreed upon by the Representative and the Household Entities, at 10:00 a.m. New York City time on August 28, 2002 (the "CLOSING DATE"), or at such other time or date as shall be agreed upon in writing by the Representative and the Household Entities. Payment shall be made by wire transfer of same day funds payable to the account designated by HARC. Each of the Series 2002-2 Notes so to be delivered shall be represented by one or more global Series 2002-2 Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company.

            The Household Entities agree to have the Series 2002-2 Notes available for inspection, checking and packaging by the Representative in New York, New York, not later than 12:00 P.M. New York City time on the business day prior to the Closing Date.

            Section 6.  OFFERING BY UNDERWRITERS.

            (a) It is understood that the Underwriters propose to offer the Series 2002-2 Notes for sale to the public as set forth in the Prospectus.

            (b) Each Underwriter represents and agrees that (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any Series 2002-2 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series 2002-2 Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Series 2002-2 Notes, to a person who is of a kind described in the Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.

            Section 7.  COVENANTS OF THE HOUSEHOLD ENTITIES.  Each of
HFC, HAFC, HACC and the Seller covenants with the Underwriters as follows:

            A. To cause to be prepared a Prospectus in a form approved by the Underwriters, to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed by Rule 424(b) and to provide the Underwriters with evidence satisfactory to the Underwriters of such timely filing; to cause to be made no further amendment or any supplement to the Registration Statement or to the Prospectus during the period in which the Underwriters are required to deliver any such amendment or supplement to those persons to whom the Underwriters have offered the 2002-2 Notes pursuant to
Section 4(3) of the Securities Act (the "DELIVERY PERIOD") except as permitted herein; to give prior notice to the Underwriters of the filing of any amendment to the Registration Statement which is filed or becomes effective during the Delivery Period or any supplement to the Prospectus or any amended Prospectus which is filed during the Delivery Period and to furnish the Underwriters with copies thereof; to file promptly all reports and any global proxy or information statements required to be filed by the Seller with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, and until the expiration of the Delivery Period; and to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Series 2002-2 Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Seller promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

            B. If, at any time when a Prospectus relating to the Series 2002-2 Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement such Prospectus to comply with the Act or the rules thereunder, the Seller shall be required to notify the Underwriters and upon the Underwriters' request to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

            C. As soon as practicable, but in any event within 120 days of the close of the period covered thereby, the Seller will make generally available to Noteholders and to the Underwriters an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            D. The Seller will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request.

            E. The Household Entities, jointly and severally, agree to pay all expenses incidental to the performance of their obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, and any document incorporated by reference in the Prospectus (including exhibits thereto), (ii) any fees charged by any rating agency for the rating of the Series 2002-2 Notes,
(iii) any expenses (including reasonable fees and disbursements of counsel not to exceed $10,000) incurred by the Underwriters in connection with qualification of the Series 2002-2 Notes for sale under the laws of such jurisdictions as the Underwriters designate, (iv) the fees and expenses of (A) Dewey Ballantine LLP as special counsel for the Household Entities and (B) KPMG LLP, (v) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture, the Trust Agreement and the Series 2002-2 Notes, (vi) certain fees and expenses of the Note Insurer and its counsel and (vii) the fees and expenses of the Owner Trustee and the Delaware Trustee and any agent of the Owner Trustee and the Delaware Trustee and the fees and disbursements of counsel for the Owner Trustee and the Delaware Trustee in connection with the Indenture, the Trust Agreement and the Series 2002-2 Notes (it being understood that, except as provided in this paragraph (E) and in Sections 9 and 10 hereof, each Underwriter will pay its own expenses, including the expense of preparing and reproducing this Agreement, the fees and expenses of counsel for the Underwriters, any transfer taxes on resale of any of the Series 2002-2 Notes by it and advertising expenses connected with any offers that the Underwriters may make).

            F. The Seller will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Series 2002-2 Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for the Euroclear System or

Clearstream Banking, societe anonyme and as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Series 2002-2 Notes and will arrange for the determination of the legality of the Series 2002-2 Notes for purchase by institutional investors.

            G. For so long as the Series 2002-2 Notes are outstanding, HFC, the Seller, HAFC and HACC will furnish to the Underwriters (i) as soon as practicable after the end of each fiscal year of the Trust, all documents required to be distributed to Noteholders under the Master Sale and Servicing Agreement or the Indenture and (ii) as soon as practicable after filing, any other information concerning the Household Entities filed with any government or regulatory authority which is otherwise publicly available, as the Underwriters may reasonably request.

            H. To apply the net proceeds from the sale of the Series 2002-2 Notes in the manner set forth in the Prospectus.

            I. If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of the Seller, there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of any of the Household Entities, the Seller will give prompt written notice thereof to the Underwriters.

            J. The Seller, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Act and the Rules and Regulations thereunder.

            K. To the extent, if any, that the ratings provided with respect to the Series 2002-2 Notes by the Rating Agency that initially rate the Series 2002-2 Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, HAFC or HACC, the Seller shall use its best efforts to furnish or cause to be furnished such documents and take any such other actions.

            L. Other than any warehouse financings, neither HAFC, HACC nor the Seller will, without the prior written consent of the Representative, contract to sell any automobile receivable-backed certificates or notes or other similar securities either directly or indirectly for a period of five (5) business days after the later of the termination of the underwriting syndicate or the Closing Date.

            M. So long as any of the Series 2002-2 Notes are outstanding, if so requested, HFC, the Seller, HAFC and HACC, as applicable, shall furnish to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance of the Master Servicer delivered to the Trustee pursuant to Section 4.10(a) of the Master Sale and Servicing Agreement, and (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 4.11(a) of the Master Sale and Servicing Agreement with respect to the Master Servicer.

            N. The Seller will, at the expense of the Underwriters, file the Derived Information provided to it by the Underwriters under Section 3 with the Commission pursuant to a Current Report on Form 8-K not later than 5:00 p.m. on the day the Prospectus is delivered to the Underwriters; provided, HOWEVER, that as a condition to the filing of the Derived Information by the Seller, the Seller must receive a letter from a firm of independent certified public accountants reasonably acceptable to the Seller, which letter shall be satisfactory in form and substance to the Seller, HFC and their counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Seller, as a result of which they have determined the accuracy in all material respects of the numerical and financial information included in the Derived Information provided by the Underwriters to the Seller for filing with the Commission.

            The Seller shall not be obligated to file any Derived Information that has been determined to contain any material errors or omission; provided, HOWEVER, that, at the request of an Underwriter the Seller shall file Derived Information containing material errors or omissions if clearly marked "superseded by materials dated ________" and accompanied by corrected Derived Information that is marked "these materials supersede and correct the materials dated ________."

            Section 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Series 2002-2 Notes on the Closing Date pursuant to this Agreement are subject to (i) the material accuracy of the representations and warranties on the part of the Household Entities herein contained as of the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME"), (ii) the material accuracy of the statements of officers of the Household Entities made pursuant hereto, (iii) the performance by the Household Entities of all of their respective obligations hereunder, and the performance by the Household Entities of all of their respective obligations under the HAFC Agreements, HACC Agreements, Household Bank Receivables Purchase Agreement, Seller Agreements and HFC Agreements and (iv) the following conditions as of the Closing Date:

            A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

            B. Each of the Household Entities shall have delivered a certificate, dated the Closing Date signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named Household Entity, have carefully examined the Related Documents, the Prospectus and the Registration Statement, stating that:


                        (i) the representations and warranties of such Household
            Entity in this Agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                        (ii) such Household Entity has complied, in all material
            respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                        (iii) nothing has come to the attention of such
            Household Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                        (iv) the Registration Statement is effective under the
            Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, or, to the knowledge of the signor, threatened.

            C. John Blenke, Vice President - Corporate Law and Assistant Secretary of Household International, Inc., shall have delivered a favorable opinion with respect to clauses (i) through (xi) of this paragraph (c), and Dewey Ballantine LLP, special counsel to the Household Entities, shall have delivered a favorable opinion with respect to clauses (xii) through (xiv) of this paragraph (c); each opinion shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

                        (i) each of HFC, HAFC, HACC and the Seller is duly
            incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties, to conduct its business and to enter into and perform its obligations under the HFC Agreements, HAFC Agreements, the HACC Agreements or Seller Agreements, as applicable, except where failure to have such power and authority or to be so qualified will not have a material adverse effect, as applicable, on the business or consolidated financial condition of HFC and its subsidiaries, taken as a whole;

                        (ii) Household Bank has been duly organized as a federal
            savings bank and is in good standing under the federal laws of the United States of America, with full power and authority to own its properties, to conduct its business and to enter into and perform its obligations under the Household Bank Receivables Purchase Agreement, except where the failure to have such power and authority or to be so qualified will not have a material adverse effect on the business or consolidated financial condition of Household Bank and its subsidiaries, taken as a whole;

                        (iii) each of the HFC Agreements, HAFC Agreements, HACC
            Agreements, Seller Agreements and the Household Bank Receivables Purchase Agreement has been duly authorized, executed and delivered by HFC, HAFC, HACC, the Seller or Household Bank, as applicable, and each such agreement constitutes the valid and binding obligation of HFC, HAFC, HACC, the Seller or

            Household Bank, as applicable, enforceable against HFC, HAFC, HACC, the Seller or Household Bank, as applicable, in accordance with its respective terms, except, in each case, that as to enforceability
            (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations from time to time in effect, or as limited by the powers of the Federal Deposit Insurance Corporation in its capacity as receiver or conservator under the Federal
            Deposit Insurance Act of 1950, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) the enforceability as to rights to indemnification under each of the HFC Agreements, HAFC Agreements, HACC Agreements, Seller Agreements, the Household Bank Receivables Purchase Agreement and any other agreements calling for indemnification may be subject to limitations of public policy under applicable securities laws;

                        (iv) the issuance and sale of the Series 2002-2 Notes
            have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, entitled to the benefits of the Indenture, enforceable in accordance with their terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and
            (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                        (v) neither the execution nor the delivery of the
            Underwriting Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Master Sale and Servicing Agreement or the Series Supplement nor the issuance or delivery of the Series 2002-2 Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Series 2002-2 Notes, the Underwriting Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Master Sale and Servicing Agreement or the Series Supplement will conflict with or violate any term or provision of the charter or by-laws of the Household Entities, or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Household Entities (except the lien of the Indenture) pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Household Entities, or the terms of any indenture or other agreement or instrument known to such counsel to which the Household Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (vi) to the best knowledge of such counsel, there is no
            pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Underwriting Agreement, the Trust, the Series 2002-2 Notes, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Master Sale and Servicing Agreement or the Series Supplement or any of the transactions contemplated herein or therein or with respect to the Household Entities which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or the Trust or upon the ability of any of the Household Entities to perform their obligations under any of such agreements, and there is no material contract, franchise or document relating to the Trust or property conveyed to the Trust which is not disclosed in the Registration Statement or Prospectus; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents fairly summarize the matters therein described;

                        (vii) the Registration Statement has become effective
            under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (other than information included in Derived Information and the financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                        (viii) such counsel has no reason to believe that at the
            Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);

                        (ix) to the best knowledge of such counsel, no consent,
            approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or regulatory body under the federal law of the United States or the laws of the State of New York is required in connection with the consummation of the transactions contemplated in the Underwriting Agreement, the Trust Agreement, the Indenture, the Master Receivables Purchase Agreements, the Master Sale and Servicing Agreement or the Series Supplement, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Series 2002-2 Notes by the Underwriters and the subsequent distribution of the Series 2002-2 Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Trust's interests in the Receivables or the transactions contemplated by such agreements;

                        (x) the Series 2002-2 Notes, the Underwriting Agreement,
            the Master Receivables Purchase Agreements, the Trust Agreement, the Master Sale and Servicing Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                        (xi) the Indenture has been duly qualified under the
            Trust Indenture Act of 1939 and the Issuer is not required to be registered under the Investment Company Act of 1940;

                        (xii) the statements (a) in the Base Prospectus under
            the captions "Summary of Terms - Material Federal Income Tax Consequences," "Summary of Terms - ERISA Considerations," "Material Federal Income Tax Consequences," "ERISA Considerations" and "Material Legal Aspects of the Auto Loans" and (b) in the Prospectus Supplement under the captions "Summary - Federal Income Tax Consequences," "Summary - ERISA Considerations," "Material Federal Income Tax Consequences" and "ERISA Considerations" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by counsel and represent a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein.

                        (xiii) no other filings or other actions, with respect
            to the Indenture Trustee's interest in the Receivables, are necessary to perfect the interest of the Indenture Trustee in the Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed in accordance with the applicable state's requirements, which is presently at least every five years; and

                        (xiv) the conditions to the use of a registration
            statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been filed.

            In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than, in the case of John W. Blenke, the laws of the State of Illinois and United States Federal laws, and in the case of Dewey Ballantine LLP, the laws of the State of New York, the laws of the State of California, the corporate law of the State of Delaware and the United States Federal laws, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on the certificates of responsible officers of the Trust, Household Entities and public officials. References to the Prospectus in this paragraph C include any supplements thereto.

            D. Dewey Ballantine LLP, counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to the validity of the Series 2002-2 Notes, the Underwriting Agreement, the Series Supplement, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably require and the Household Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters. In giving their opinion, Dewey Ballantine LLP may rely (i) as to matters of Illinois and Delaware law (other than Delaware corporation law) upon the opinions of counsel delivered pursuant to subsection (c) above, (ii) as to matters involving the application of laws of any jurisdiction other than the State of New York and the State of California, the United States Federal laws or the corporation law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable, and (iii) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Trust, Household Entities and public officials.

            E. Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

            (i) The Indenture Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America.

            (ii) The Indenture Trustee has full corporate trust power and authority to enter into and perform its obligations under the Indenture, including, but not limited to, its obligation to serve in the capacity of the Indenture Trustee and to execute, issue, countersign and deliver the Series 2002-2 Notes.

            (iii) The Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

            (iv) The Series 2002-2 Notes have been duly authorized, executed and authenticated by the Indenture Trustee on the date hereof on behalf of the Trust in accordance with the Indenture.

            (v) The execution, delivery and performance of the Indenture and the Series 2002-2 Notes by the Indenture Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Indenture Trustee pursuant to the terms of the articles of association or the by-laws of the Indenture Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Indenture Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Indenture Trustee is a party or by which the Indenture Trustee or any of its respective property or assets is bound.

            (vi) No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Indenture Trustee of the Indenture and the Series 2002-2 Notes.

            F. Counsel to the Owner Trustee and the Delaware Trustee shall have delivered a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the Household Entities and their counsel, to the effect that:

            (i) Each of the Owner Trustee and the Delaware Trustee have been duly incorporated and is validly existing as national banking association in good standing under the laws of the United States of America.

            (ii) The Owner Trustee and the Delaware Trustee each have full corporate trust power and authority to enter into and perform their respective obligations under the Trust Agreement, including, but not limited to, in the case of the Owner Trustee, its obligation to serve in the capacity of Owner Trustee and to execute, issue, countersign and deliver the Series 2002-2 Notes on behalf of the Trust and, in the case of the Delaware Trustee, its obligation to serve in the capacity of Delaware Trustee.

            (iii) The Trust Agreement has been duly authorized, executed and delivered by each of the Owner Trustee and the Delaware Trustee and constitutes a legal, valid and binding obligation of each of the Owner Trustee and the Delaware Trustee, enforceable against each of the Owner Trustee and the Delaware Trustee in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally; (B) be limited by general principles of equity, including applicable law relating to fiduciary duties (whether considered in a proceeding at law or in equity); and (C) public policy limitations on the enforceability of provisions relating to indemnification and contribution.

            (iv) The execution, delivery and performance of the Trust Agreement by the Owner Trustee and the Delaware Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the

      Owner Trustee or the Delaware Trustee, as the case may be, pursuant to the terms of the certificate of incorporation or the by-laws of the Owner Trustee or the Delaware Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Owner Trustee or the Delaware Trustee or their respective property or assets or any agreement or instrument known to such counsel, to which the Owner Trustee or the Delaware Trustee is a party or by which the Owner Trustee or the Delaware Trustee or any of their respective property or assets is bound.

            (v) No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Owner Trustee or the Delaware Trustee of the Trust Agreement or the execution and delivery by the Owner Trustee of the Note on behalf of the Trust, other than the filing of the certificate of trust with the Delaware Secretary of State.

            G. The Owner Trustee shall have furnished to the Underwriters and the Household Entities a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trusts created thereby and such other matters as the Underwriters and the Household Entities shall reasonably request.

            H. The Delaware Trustee shall have furnished to the Underwriters and the Household Entities a certificate of the Delaware Trustee, signed by one or more duly authorized officers of the Delaware Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee and the acceptance by the Delaware Trustee of the trusts created thereby and such other matters as the Underwriters and the Household Entities shall reasonably request.

            I. The Indenture Trustee shall have furnished to the Underwriters and the Household Entities a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture and the Master Sale and Servicing Agreement by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created thereby and the due execution and delivery of the Series 2002-2 Notes by the Indenture Trustee under the Indenture and such other matters as the Underwriters shall reasonably request.

            J. The Class A-1 Notes shall have been rated "A-1" or its equivalent, and the Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes shall have been rated "AAA" or its equivalent, in each case, by at least two nationally recognized Ratings Agencies.

            K. The Underwriters shall have received copies of letters dated as of the Closing Date, from the Ratings Agencies stating the current ratings of the Series 2002-2 Notes as set forth in Section I above.

            L. The Underwriters shall have received from Dewey Ballantine LLP, counsel to the Household Entities, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to true sale matters relating to the transaction, and the Underwriters shall be addressees of any opinions of counsel supplied to the rating organizations relating to the Series 2002-2 Notes.

            M. The Underwriters shall have received from special counsel to the
Note Insurer, reasonably acceptable to the Underwriters, a favorable opinion dated the Closing Date as to such matters and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            N. The Indemnification Agreement shall have been executed and delivered, in which the Note Insurer shall represent, among other representations, that (i) the Insurer Information was approved by the Note Insurer and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) there has been no change in the financial condition of the Note Insurer since June 30, 2002, which would have a material adverse effect on the Note Insurer's ability to meet its obligations under the Note Insurance Policy.

            O. The Note Insurance Policy shall have been issued by the Note Insurer and shall have been duly countersigned by an authorized agent of the
Note Insurer, if so required under applicable state law or regulation.

            P. The ISDA Master Agreement between the Trust and Deutsche Bank AG, including the Schedule thereto and the Confirmation relating thereto, each in form and substance satisfactory to the Underwriters and counsel for the Underwriters, shall have been executed and delivered.

            Q. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.

            R. The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Act and Section 2 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

            S. At the Closing Date, KPMG LLP shall have furnished to the Underwriters a letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representative by notice to each of the Household Entities at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in

Section 9 and (ii) the provisions of Section 9, the indemnity set forth in
Section 10, the contribution provisions set forth in Section 10 and the provisions of Sections 13 and 16 shall remain in effect.

            Section 9. REIMBURSEMENT OF EXPENSES. If the sale of the Series 2002-2 Notes provided for herein is not consummated because any condition to the Underwriter's obligations set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Indenture Trustee or the Household Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Household Entities, jointly and severally, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Series 2002-2 Notes.

            Section 10. INDEMNIFICATION.

            A. The Household Entities jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Series 2002-2 Notes), to which the Underwriters or any such controlling person may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless
(a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Household Entities, or information, if any, electronically transmitted to the Household Entities by the Underwriters expressly for use in the Registration Statement (or any amendment thereof) or (b) such untrue statement or omission or alleged untrue statement or omission relates to information in any Derived Information provided by the Underwriters to a prospective investor (except to the extent that such untrue statements contained therein are Seller-Provided Information); and shall reimburse the Underwriters and each such controlling person promptly upon demand for any documented legal or documented other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the foregoing indemnity with respect to any untrue statement contained in or omission from the Prospectus shall not inure to the benefit of the Underwriters if a Household Entity shall sustain the burden of proving that the person asserting against the Underwriters the loss, liability, claim, damage or expense purchased any of the Series 2002-2 Notes which are the subject thereof and was not sent or given a copy of the appropriate Prospectus (or the appropriate Prospectus as amended or supplemented) (the term Prospectus as used in this clause shall not include documents incorporated by reference thereto), if required by law, at or prior to the written confirmation of the sale of such Series 2002-2 Notes

(unless such Prospectus is amended or supplemented after the Prospectus has been delivered pursuant to Rule 424(b)) to such person and the untrue statement contained in or omission from such Prospectus was corrected in the appropriate Prospectus (or the appropriate Prospectus as amended or supplemented).

            The foregoing indemnity agreement is in addition to any liability which a Household Entity may otherwise have to the Underwriters or any controlling person of any of the Underwriters.

            B. Each of the Underwriters agrees to severally and not jointly indemnify and hold harmless the Household Entities, the directors and the officers of the Household Entities who signed the Registration Statement, and each person, if any, who controls any Household Entity within the meaning of the Act or the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which a Household Entity or any such director, officer or controlling person thereof may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information (as defined below) or (ii) information in any Derived Information provided by such Underwriter (except to the extent that such untrue statements or errors contained therein are Seller-Provided Information), and shall reimburse the applicable Household Entity, promptly on demand, and any such director, officer or controlling person for any documented legal or other documented expenses reasonably incurred by such Household Entity, or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. Underwriter Information means the information set forth under the caption "Underwriting" in the Prospectus.

            The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to any Household Entity or any such director, officer or controlling person.

            C. Promptly after receipt by any indemnified party under this
Section 10 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and PROVIDED, FURTHER, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.

            If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any fees and expenses of counsel subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 10 consist of the Underwriters or any of their controlling persons, or by the Household Entities, if the indemnified parties under this Section 10 consist of any of the Household Entities or any of the Household Entities' directors, officers or controlling persons, but in either case reasonably satisfactory to the indemnified party.

            Each indemnified party, as a condition of the indemnity agreements contained in Sections 10A and B, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

            D. If the indemnification provided for in this Section 10 shall for any reason be unavailable to hold harmless an indemnified party under
Section 10A or B in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Household Entities on the one hand and the Underwriters on the other from the offering of the Series 2002-2 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Household Entities on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

            The relative benefits of the Underwriters and the Household Entities shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing on the cover page of the Prospectus.

            The relative fault of the Underwriters and the Household Entities shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Household Entities or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

            The Household Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10D were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 10D shall be deemed to include, for purposes of this Section 10D, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

            Each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as each of the Underwriters and each director of a Household Entity, each officer of a Household Entity who signed the Registration Statement, and each person, if any, who controls a Household Entity within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the applicable Household Entity.

            Except in the case of any loss, claim, damage, liability or expense resulting solely from a breach of the Underwriter's representation and warranty set forth in Section 3(a), (b) or (c) hereof, in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Series 2002-2 Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            E. The Underwriters severally confirm that the information set forth
(i) in the Prospectus relating to market making and (ii) under the caption "Underwriting" in the Prospectus

Supplement is correct and constitutes the only information furnished in writing to a Household Entity by or on behalf of the Underwriters specifically for inclusion in the Prospectus.

            Section 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in the public offering of the Series 2002-2 Notes shall fail at the Closing Date to purchase the Series 2002-2 Notes which it is obligated to purchase hereunder (the "DEFAULTED SECURITIES"), then the non-defaulting Underwriter(s) shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriter(s) have not completed such arrangements within such 24-hour period, then:

                        (i) if the aggregate principal amount of Defaulted
            Securities does not exceed 10% of the aggregate principal amount of the Series 2002-2 Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriter(s) shall be obligated to purchase the full amount thereof, severally in the same proportions as the principal amount of Series 2002-2 Notes set forth opposite their respective names in Schedule 1 hereto, or

                        (ii) if the aggregate principal amount of Defaulted
            Securities exceeds 10% of the aggregate principal amount of the Series 2002-2 Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter(s).

            No action taken pursuant to this Section shall relieve the defaulting Underwriter(s) from the liability with respect to any default of such Underwriter(s) under this Agreement.

            In the event of a default by an Underwriter as set forth in this Section, each of the Underwriters and the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

            Section 12. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Seller and HAFC prior to delivery of and payment for the Series 2002-2 Notes if prior to such time (i) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or limited, or minimum prices shall have been established on such exchange or market system; (ii) a banking moratorium shall have been declared by either Federal, New York State authorities or the State of California; (iii) there shall have occurred any outbreak or material escalation of hostilities involving the United States of America where armed conflict or the declaration of war appears imminent, if, the effect of such event makes it, in the reasonable judgment of the Representative, impractical or inadvisable to proceed with the completion of the sale and payment for the Series 2002-2 Notes; or (iv) any other calamity or crisis having an effect on the U.S. financial markets that, in the reasonable judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement. Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

            Section 13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Household Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Representative or controlling person of the Representative, or by or on behalf of the Household Entities or any officers, directors or controlling persons and shall survive delivery of any certificates to the Representative or any controlling person.

            Section 14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the Underwriters at Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: Asset Securitization Group, Fax: (212) 469-7935; if sent to any Household Entity to 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: General Counsel, Fax: (847) 564-6366.

            Section 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Representative and the Household Entities, and their respective successors or assigns. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in
Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Series 2002-2 Notes from the Representative shall be deemed to be a successor by reason merely of such purchase.

            SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            Section 17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.

            Section 18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with the Representative's understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Representative, the Seller, HAFC, HACC and HFC in accordance with its terms.

                              Very truly yours,

                              HOUSEHOLD FINANCE CORPORATION


                              By: /s/ Dennis J. Mickey
                                  --------------------------------------------
                                  Name:   Dennis J. Mickey
                                  Title:  Assistant Treasurer


                              HOUSEHOLD AUTO RECEIVABLES CORPORATION


                              By: /s/ Steven H. Smith
                                  --------------------------------------------
                                 Name:    Steven H. Smith
                                 Title:   Vice President & Assistant Treasurer


                              HOUSEHOLD AUTOMOTIVE FINANCE
                                   CORPORATION


                              By: /s/ Timothy R. Condon
                                  --------------------------------------------
                                 Name:    Timothy R. Condon
                                 Title:   Executive Vice President & Chief
                                          Financial Officer

                              HOUSEHOLD AUTOMOTIVE CREDIT CORPORATION


                              By: /s/ Timothy R. Condon
                                  --------------------------------------------
                                  Name:   Timothy R. Condon
                                  Title:  Executive Vice President & Chief
                                          Financial Officer





                            [Underwriting Agreement]

                              HOUSEHOLD BANK, F.S.B.



                              By: /s/ Cathy A. Unger
                                  --------------------------------------------
                                  Name:   Cathy A. Unger
                                  Title:  Vice President, Controller & Treasurer



CONFIRMED AND ACCEPTED, as of
the date first above written:

DEUTSCHE BANK SECURITIES INC.
Acting on its own behalf and as Representative of the Underwriters referred to in the foregoing Agreement


By: /s/ Richard Lawrence
   ----------------------------------------
   Name:   Richard Lawrence
   Title:  Authorized Signatory



By: /s/ Jay Steiner
    ---------------------------------------
    Name:  Jay Steiner
    Title: Authorized Signatory













                            [Underwriting Agreement]



                                                       Schedule 1

                                        Purchase Price (excluding accrued interest)
                                       Class A-1      Class A-2       Class A-3      Class A-4
Barclays Capital Inc.                     99.885000%     99.808719%      99.762763%     99.745000%
Deutsche Bank Securities Inc.             99.885000%     99.808719%      99.762763%     99.745000%
Banc of America Securities LLC            99.885000%     99.808719%      99.762763%     99.745000%
J.P. Morgan Securities Inc.               99.885000%     99.808719%      99.762763%     99.745000%
Merrill Lynch, Pierce, Fenner &           99.885000%     99.808719%      99.762763%     99.745000%
Smith Incorporated


                                        Notional Principal Amount
                                        Class A-1     Class A-2       Class A-3      Class A-4
Barclays Capital Inc.                    $51,000,000    $69,000,000     $62,600,000    $57,400,000
Deutsche Bank Securities Inc.            $51,000,000    $69,000,000     $62,600,000    $57,400,000
Banc of America Securities LLC           $51,000,000    $69,000,000     $62,600,000    $57,400,000
J.P. Morgan Securities Inc.              $51,000,000    $69,000,000     $62,600,000    $57,400,000
Merrill Lynch, Pierce, Fenner &          $51,000,000    $69,000,000     $62,600,000    $57,400,000
Smith Incorporated
                                     --------------------------------------------------------------
Total                                   $255,000,000   $345,000,000    $313,000,000   $287,000,000


                                        Proceeds (excluding accrued interest)

                                        Class A-1     Class A-2       Class A-3      Class A-4
Barclays Capital Inc.                    $50,941,350    $68,868,016     $62,451,490    $57,253,630
Deutsche Bank Securities Inc.            $50,941,350    $68,868,016     $62,451,490    $57,253,630
Banc of America Securities LLC           $50,941,350    $68,868,016     $62,451,490    $57,253,630
J.P. Morgan Securities Inc.              $50,941,350    $68,868,016     $62,451,490    $57,253,630
Merrill Lynch, Pierce, Fenner &          $50,941,350    $68,868,016     $62,451,490    $57,253,630
Smith Incorporated
                                     --------------------------------------------------------------
Total                                   $254,706,750   $344,340,081    $312,257,448   $286,268,150
